UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2010

Aceto Corporation

 (Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hollow Lane, Lake Success, New York 11042

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

Credit Agreement

On December 31, 2010, Aceto Corporation (“Aceto”) and its subsidiaries, Aceto Agricultural Chemicals Corporation, CDC Products Corporation, Aceto Pharma Corp., Aceto Realty LLC,  ACCI Realty Corp., Arsynco Inc. and Sun Acquisition Corp., now known as Rising Pharmaceuticals, Inc., a Delaware corporation (“Sun”) (and together with Aceto, the “Companies”) entered into a Credit Agreement (the “Credit Agreement”) with the Lenders which from time to time are parties to the Credit Agreement (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., (“JPM Chase”) as Administrative Agent for the Lenders.  As of December 31, 2010, the Lenders are JPM Chase and Wells Fargo Bank, National Association.

Subject to the terms and conditions of the Credit Agreement, the Companies may borrow, repay and reborrow from time to time during the period ending December 31, 2015, up to but not exceeding at any one time outstanding $40,000,000 (collectively, the “Revolving Credit Loans”).  The Revolving Credit Loans may be (i) Adjusted Libor Loans (as defined in the Credit Agreement), (ii) Alternate Base Rate Loans (as defined in the Credit Agreement) or (iii) a combination thereof.  As of December 31, 2010, the Companies borrowed Revolving Loans aggregating $10,550,000 which loans are Alternate Base Rate Loans. $10,000,000 of such amount was utilized by Sun to partially finance payment of the purchase price for the acquisition by Sun of certain assets of Rising Pharmaceuticals, Inc., now known as Pearl Ventures Inc., a New Jersey corporation (“Seller”).

Subject to the terms and conditions of the Credit Agreement, Sun borrowed $40,000,000 (the “Term Loan”).  The Term Loan interest may be payable as an (i) Adjusted LIBOR Loan, (ii) Alternate Base Rate Loan, or (iii) a combination thereof.  As of the closing of the loan transaction, the Term Loan is payable as an Alternate Base Rate Loan.  Pursuant to the requirements of the Credit Agreement, within 45 days of closing, of the loan transaction, the Companies must deliver Hedging Agreements (as defined in the Credit Agreement) fixing the interest rate on not less than $20,000,000 of the Term Loan.  The Term Loan is payable as to principal in twenty (20) consecutive quarterly installments, commencing March 31, 2011 and on each June 30, September 30 and December 31st thereafter, each in the amount set forth below opposite the applicable installment, provided that the final payment on the Term Loan Maturity Date (as defined in the Credit Agreement) shall be in an amount equal to the then outstanding unpaid principal amount of the Term Loan:

Installment	Amount

1 through 8	$ 1,500,000.00
9 through 12	$ 1,750,000.00
13 through 16	$ 2,000,000.00
17 through 20	$ 3,250,000.00

The proceeds of the Revolving Credit Loans have been, or shall be, used solely to (a) to repay the Existing Loans (as defined in the Credit Agreement) in full on the Closing Date (as defined in the Credit Agreement), (b) to finance up to $28,000,000 of the payment of the purchase price for the acquisition by Sun of certain assets of Seller, (c) to finance general corporate purposes of the Companies and (d) to finance Permitted Acquisitions, provided that, after giving effect to such Permitted Acquisition, the Companies are in compliance with the financial covenants set forth in the Credit Agreement.  The Term Loan was used by Sun to partially finance payment of the purchase price for the acquisition by Sun of certain assets of Seller.  The Credit Agreement also provides that Commercial Letters of Credit (as defined in the Credit Agreement) issued by the Issuing Lender (as defined in the Credit Agreement) under the Credit Agreement are to be for the account of the Companies and shall be issued to provide the primary payment mechanism in connection with the purchase of any materials, goods or services by any Companies in the ordinary course of business and Standby Letters of Credit (as defined in the Credit Agreement) are to be issued by the Issuing Lender to support the Companies’ obligations to third parties in the ordinary course of business.

The Credit Agreement provides for a security interest in favor of the Lenders in all personal property of the Companies.  At the election of the Companies, the annual interest rate contemplated to be payable with respect to the Credit Agreement shall be equal to: (a) in the case of Adjusted LIBOR Loans, the LIBO Rate plus the Applicable Margin (as such terms are defined in the Credit Agreement), or (b) in the case of Alternate Base Rate Loans, the Alternate Base Rate plus the Applicable Margin (as such terms are defined in the Credit Agreement).

The terms and conditions of the Credit Agreement contain, among other things, covenants of the Companies, including restrictions on the incurrence of additional indebtedness and the granting of additional liens and the declaration of dividends aggregating in excess of $5,800,000 in any fiscal year.  The terms and conditions of the Credit Agreement also include representations and warranties by the Companies and events of default by the Companies upon the occurrence of which the outstanding Obligations (as such term is defined in the Credit Agreement) under the Credit Agreement may be accelerated and become immediately due and payable and the Commitment of the Lenders to make loans under the Credit Agreement may be terminated.

The Credit Agreement terminates the Amended and Restated Credit Agreement, dated April 23, 2010, by and among the Companies and JPM Chase (the “Prior Credit Agreement”).

A description of the Prior Credit Agreement was included in Item 1.01 of that certain Current Report on Form 8-K filed with the Securities and Exchange Commission on April 28, 2010, which description is incorporated by reference into this Item 1.01.  All outstanding amounts under the loan facilities pursuant to the Prior Agreement were paid in full on December 31, 2010.  In addition, and in connection therewith, that certain Amended and Restated Revolving Credit Note, dated April 23, 2010, executed by the Companies in favor of JPM Chase was paid in full.

The Companies’ existing pledge agreement with JPM Chase was terminated and the Companies are required to pledge to JPM Chase, as agent, 65% of the capital stock of Aceto Ltd., a Bermuda corporation, within forty five days following the closing of the loan transaction.

Amendment to Asset Purchase Agreement

Effective December 31, 2010, pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of December 15, 2010, as amended by that certain First Amendment to Asset Purchase Agreement, dated as of December 31, 2010 (the “Amendment”) and together with the Asset Purchase Agreement, the “Purchase Agreement”), by and among Sun, Aceto, Seller, and Ronald Gold and David B. Rosen, the stockholders of Seller, Seller sold to Sun, and Sun purchased from Seller, certain assets, constituting substantially all of the assets, of Seller.  Pursuant to the Purchase Agreement, Sun paid to Seller at closing approximately $64,000,000 and 1,000,000 shares of Aceto common stock, valued at approximately $8,000,000, were issued to Rising.  In addition, $8,000,000 is payable to Seller over a four year period as set forth in the Purchase Agreement (the “$8,000,000 Obligation”).  The Purchase Agreement also provides for the payment of additional contingent consideration equal to one-half of the three year cumulative RP Business EBITDA (as defined in the Purchase Agreement) in excess of $32,100,000, up to a maximum of $6,000,000 and the assumption by Sun of certain obligations of Seller.  The purchase price and certain other items are subject to certain adjustments as provided in the Purchase Agreement.  The assets included in the purchase were cash and cash equivalents, accounts receivable, inventory, prepaid expenses and other current assets, fixed assets, intellectual property and intangible assets, among others.  The assets acquired included approximately $5,000,000 in Closing Net Working Capital (as defined in the Purchase Agreement).  Pursuant to the Purchase Agreement, Aceto has guaranteed the obligation of Sun to Seller and its stockholders.

The Amendment amends the Asset Purchase Agreement as follows:

(i)       Sun agrees to reimburse Seller for actual out of pocket amounts paid and related payroll taxes incurred in the ordinary course of business consistent with past practice with respect to salary paid to Transferred Employees (as defined in the Amendment) relating to the day of December 31, 2010, which amounts the parties agree have been paid by Seller on Purchaser’s behalf.

(ii)  The $8,000,000 Obligation will be payable in annual installments of (i) $1,500,000 not later than 56 days following each of the first three anniversaries of the Closing Date (as defined in the Purchase Agreement) and (ii) $3,500,000 not later than 56 days following the 4th anniversary of the Closing Date.

(iii)     Sun shall pay to Seller the RP EBITDA Contingent Consideration (as defined in the Purchase Agreement) in equal quarterly installments commencing on the later of (A) the date that is not later than 56 days after the earlier to occur of (i) Purchaser’s receipt from Seller of a written acceptance of the final Contingent Consideration Report (as defined in the Purchase Agreement), affirming that Seller has no objection thereto; (ii) the expiration of the 60-day period during which Seller may object to Sun’s calculation of the Contingent Consideration (as defined in the Purchase Agreement) as set forth in the final Contingent Consideration Report; (iii) settlement of any objection by Seller to Sun’s calculation of the Contingent Consideration in the final Contingent Consideration Report; or (iv) the issuance of the decision of the Independent Accountant as to the Disputed Items (as defined in the Purchase Agreement) in the final Contingent Consideration Report; provided, however, that in no event shall Sun be required to pay to Seller the Contingent Consideration earlier than 56 days after the applicable Contingent Consideration Report Due Date (as defined in the Purchase Agreement); and (B) December 31, 2014.

In addition, the Amendment removes certain contracts from the definition of Purchased Contracts and includes such contracts in the definition of Retained Contracts (as such terms are defined in the Purchase Agreement).

The foregoing descriptions do not purport to be complete and are qualified in their entity by reference to the full text of the documents filed as Exhibits 10.1 and 10.2 to this current Report on Form 8-K and incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

Reference is made to Item 1.01 hereof, which is hereby incorporated herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Reference is made to Item 1.01 hereof, which is hereby incorporated herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01 hereof, which is hereby incorporated herein.

Item 8.01	Other Events

Aceto issued a press release on January 3, 2011 announcing the completion of the acquisition. A copy of the press release is included as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d)	Exhibits

	10.1	Credit Agreement, dated as of December 31, 2010, by and Among Aceto Corporation, Aceto Agricultural Chemicals Corporation, CDC Products Corporation, ACCI Realty Corp., Aceto Pharma Corp., Arsynco Inc., Aceto Realty LLC, Sun Acquisition Corp. and JPMorgan Chase Bank, N.A. as Administrative Agent and the Lenders.

	10.2	First Amendment to Asset Purchase Agreement, dated as of December 31, 2010, by and among Aceto Corporation, Sun Acquisition Corp., Rising Pharmaceuticals, Inc., Ronald Gold and David B. Rosen.

	99.1	Press release issued by Aceto Corporation on January 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: January 5, 2011	By:	/s/ Albert L. Eilender
Albert L. Eilender
Chairman of the Board and
Chief Executive Officer